UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015 (August 6, 2015)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th St., Suite C Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-5271

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2015, Surna, Inc. (the “Company”) settled its debt to its former CEO, Tom Bollich, for an immediate payment of $100. The debt reflected certain advances from Bollich to the Company, which were non-interest bearing, unsecured, and had no maturity date. On the Company’s balance sheet, the debt totaled $194,958 on June 30, 2015, comprising $192,034 in principal and imputed interest of $2,924.

On August 10, 2015, Bollich transferred 21,408,023 shares of the Company’s common stock to the Company. This transfer was not the result of any agreements between the Company and Bollich. On August 11, 2015, the Company authorized cancelation of the shares.

The description of the Company’s agreement to settle and satisfy its debt is not complete and is qualified by the full text of the agreement, which is attached as Exhibit 1.01 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD.

On August 12, 2015, the Company issued a press release related to the agreement to settle its debt to Bollich and the return and cancelation of the shares. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.01	Agreement for Settlement and Satisfaction of Debts.

99.1	Press release dated August 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Dated: August 12, 2015	By:	/s/ Tae Darnell
	Name:	Tae Darnell
	Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.01	Agreement for Settlement and Satisfaction of Debts.
99.1	Press release dated August 12, 2015.